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                                TRUSTFUNDS INDEX FUNDS

                 WRITTEN INSTRUMENT AMENDING THE DECLARATION OF TRUST



    The undersigned, being all of the Trustees of TrustFunds Index Funds, a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to a Declaration of Trust dated March 6, 1985, do hereby amend, effective upon the filing of this instrument in the office of the Secretary of State of The Commonwealth of Massachusetts, the Declaration of Trust by deleting the word "TrustFunds" wherever it appears therein and inserting in place thereof the words "SEI".

    This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

    IN WITNESS WHEREOF, the undersigned have signed these presents on the dates indicated.

/s/ Alfred P. West, Jr.                                     December 23, 1988
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Alfred P. West, Jr.

/s/ W. M. Doran                                             December 23, 1988
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William M. Doran

/s/ Edward W. Binshadler                                    December 23, 1988
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Edward Binshadler

/s/ R. F. Blanchard                                         December 23, 1988
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Richard Blanchard

/s/ F. W. Gooch                                             December 23, 1988
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F. Wendell Gooch